Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161151 on Form S-8 of WEC Energy Group, Inc. of our report dated June 22, 2023, appearing in this Annual Report on Form 11-K of WEC Energy Group Employee Retirement Savings Plan for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Chicago, Illinois
June 20, 2024